                                                                   EXHIBIT 23.3

                                                   June 1, 2001

Kramont Realty Trust
Plymouth Plaza
580 West Germantown Pike
Plymouth Meeting, Pennsylvania 19462

Gentlemen:

         We consent to the use of our name as counsel in the Registration Statement on Form S-3 of
Kramont Realty Trust covering 1,100,000 common shares of beneficial interest to be filed with the
Securities and Exchange Commission on or about the date hereof.

                                                              Very truly yours,

                                                              ROBINSON SILVERMAN PEARCE
                                                                 ARONSOHN & BERMAN LLP